                                                                   Exhibit 10.13

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated April 28, 1999 (the "EXECUTION DATE") by and between INTERACTIVE SOLUTIONS INCORPORATED, a Massachusetts corporation ("ISI") and QUADRIS CONSULTING, INC., a Delaware corporation ("QUADRIS").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of each of the parties hereto have determined that it is advisable and in the best interests of their respective corporations and their respective shareholders to consummate, and have approved, the business combination transaction provided for herein in which Quadris would merge with and into ISI (the "MERGER") upon the terms and subject to the conditions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), Quadris shall be merged with and into ISI and the separate corporate existence of Quadris shall thereupon cease. ISI (i) shall be the successor or surviving corporation in the Merger (sometimes herein referred to as the "SURVIVING CORPORATION"), (ii) shall continue to be governed by the laws of the Commonwealth of Massachusetts, and (iii) the separate corporate existence of ISI with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL") and Ch. 156B ss. 80 of the Massachusetts General Laws (the "MGL").

         SECTION 1.2 EFFECTIVE TIME. ISI and Quadris will cause (i) an executed original of an appropriate Articles of Merger (the "ARTICLES OF MERGER") to be filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to Ch. 156B ss.70 of the MGL, and (ii) an executed original of an appropriate Certificate of Merger to be filed with the Secretary of State of Delaware in accordance with Sections 252 and 103 of the DGCL. The Merger shall become effective on the date on which the Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts, and such time is hereinafter referred to as the "EFFECTIVE TIME."

         SECTION 1.3 ARTICLES OF ORGANIZATION AND BY-LAWS OF THE SURVIVING CORPORATION. The Articles of Organization of the Surviving Corporation shall be at and as of the Effective

Time the Articles of Organization of ISI immediately prior to the Effective Date. The By-laws of the Surviving Corporation shall be at and as of the Effective Time the By-laws of ISI immediately prior to the Effective Time.

                                   ARTICLE II

                CONVERSION AND CANCELLATION OF SHARES AND OPTIONS

         SECTION 2.1 QUADRIS COMMON STOCK AND PREFERRED STOCK. Each share of the common stock, $0.001 par value per share, of Quadris (the "QUADRIS SHARES") issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into 0.3733765 shares of common stock, $0.01 par value per share, of ISI (the "ISI Shares"). Each share of Series A Convertible Preferred Stock, $0.001 per share, of Quadris issued and outstanding immediately prior to the Effective Time of the Merger shall by virtue of the Merger, automatically and without any action on the part of the holder thereof, be canceled and shall not be entitled to receive any consideration in the Merger.

         SECTION 2.2 ISI SHARES. Each IS1 Share issued and outstanding immediately prior to the Effective Time of the Merger shall, at the Effective Time, continue to be issued and outstanding, be unchanged and remain as one fully paid and non-assessable share of common stock, $0.001 par value per share, of ISI.

         SECTION 2.3 SURRENDER OF QUADRIS SHARES AND ISSUANCE OF ISI SHARES.
SCHEDULE 2.3 sets forth the following (i) list of each holder of record of Quadris Shares at the Effective Time, (ii) the number of Quadris Shares owned by each holder of record of Quadris Shares at the Effective Time, and (iii) the number of ISI Shares to be received by each such holder of record of Quadris Shares at the Effective time. At the Closing (as defined in Section 2.5 below), each holder of record of Quadris Shares at the Effective Time shall surrender the certificate(s) representing such shares to ISI. However, in that immediately after the Merger has been effected, ISI will be merged with and into Agency.Com Ltd. ("AGENCY") and the holders of ISI Shares will receive shares of common stock of Agency, par value $0.001 ("AGENCY SHARES") at a conversion ratio of
0.6656917 ISI Shares for each Agency Share, no stock certificates will be issued in the Merger. At the Effective Time the certificates representing the Quadris Shares shall be canceled.

         SECTION 2.4 QUADRIS STOCK OPTION PLAN.

                  2.4.1 ASSUMPTION OF QUADRIS OPTIONS BY ISI. At the Effective Time, the Quadris 1998 Incentive Stock Option Plan (the "QUADRIS STOCK OPTION PLAN"), and all options to purchase Quadris Shares then outstanding under the Quadris Stock Option Plan, shall be assumed by ISI. SCHEDULE 2.4 hereto sets forth (i) a complete list as of the date hereof of all holders of outstanding options under the Quadris Stock Option Plan and (ii) the number of Quadris Shares subject to each such option. Each such option so assumed by ISI under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Quadris Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole ISI Shares equal to the product of the number of Quadris Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by 0.3733765, and (ii) the per share exercise price for the ISI Shares issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per Quadris Share at which such option was exercisable immediately prior to the Effective Time by
0.3733765. Consistent with the terms of the Quadris Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Quadris Stock Option Plan or accelerate the exercisability or vesting of such options or the ISI Shares which will be subject to those options upon ISI's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by ISI qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the code to the extent such options qualified as incentive stock options prior to the Effective Time. In light of the subsequent merger of ISI with and into Agency, no further documentation will be issued to any Quadris option holder evidencing the foregoing assumption of Quadris options by ISI.

                  2.4.2 ASSUMPTION OF ISI OPTIONS BY AGENCY. At the effective time of the merger of ISI with and into Agency (the "AGENCY MERGER TIME"), the ISI 1996 Stock Option Plan (the "ISI STOCK OPTION PLAN"), and all options to purchase ISI Shares then outstanding under the ISI Stock Option Plan (including without limitation any options outstanding as a result of the assumption by ISI of the Quadris Plan as set forth in Section 2.4.1 above), shall be assumed by Agency. Each such option so to be assumed by Agency shall continue to have, and be subject to, the same terms and conditions set forth in the ISI Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole Agency Shares equal to the product of the number of ISI Shares that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by 0.6656917 and rounded up to the nearest whole number of Agency Shares, and (ii) the per share exercise price for the Agency Shares issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per ISI Share at which such option was exercisable immediately prior to the Effective Time by 0.6656917 rounded up to the nearest whole cent. Consistent with the terms of the ISI Stock Option Plan and the documents governing certain of the outstanding options under such Plan, the merger of ISI into Agency will not terminate any of the outstanding options under the ISI Stock Option Plan upon Agency's assumption of the options. Consistent with the terms of the ISI Stock Option Plan and the documents governing certain of the outstanding options under such Plan, such merger will accelerate the exercisability or vesting of certain of such options. Within 20 business days after the Agency Merger Time, Agency will issue to each Quadris option holder who, immediately prior to the Effective Time was a holder of an outstanding option under the ISI Stock Option Plan, a document evidencing the foregoing assumption of such option by Agency.

         SECTION 2.5 CLOSING. The Closing under this Agreement (the "CLOSING") shall take place simultaneously with the execution and delivery of this document, or such other time and date agreed upon by the parties, at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. The date of the Closing is herein referred to as the "CLOSING DATE". Notwithstanding the foregoing, it is the intention of the parties that for the purposes of providing

Agency with an interest in the profits and losses of ISI, the effective date of this Agreement shall be the opening of business on April 1, 1999.

                                  ARTICLE III

                           REPRESENTATIONS OF QUADRIS

         Quadris represents and warrants to ISI as follows:

         SECTION 3.1 EXECUTION AND VALIDITY OF AGREEMENT. Quadris has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Quadris and the consummation by Quadris of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Quadris and the holders of all of the issued and outstanding Quadris Shares. This Agreement has been duly and validly executed and delivered by Quadris and, assuming due authorization, execution and delivery by ISI, constitutes the legal, valid and binding obligation of Quadris enforceable against it in accordance with its terms.

         SECTION 3.2 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                  3.2.1 Non-Contravention. Except as set forth on SCHEDULE 3.2, the execution, delivery and performance by Quadris of its obligations hereunder and the consummation of the transactions contemplated hereby, will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person (as defined in Section 7.4 below) any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any mortgage, lien, security interest, encumbrance, claim, charge and restriction of any kind or character (collectively, "LIENS") upon any of the assets or properties of Quadris under, any of the terms, conditions or provisions of (a) the Certificate of Incorporation or By-laws of Quadris, or (b) any statute, law, rule, regulation or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, citation, permit or License (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to Quadris or any of its assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (collectively, "CONTRACTS") to which Quadris is a party or by which Quadris or any of its assets or properties are bound.

                  3.2.2 APPROVALS AND CONSENTS. Except as set forth on SCHEDULE
3.2 and for the filings pursuant to the MGL and the DGCL, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Quadris is a party or by which Quadris or any of its assets or properties are bound for the execution and delivery of this Agreement by Quadris, the performance by Quadris of its obligations hereunder or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                             REPRESENTATIONS OF ISI

         ISI represents and warrants to Quadris as follows:

         SECTION 4.1 EXECUTION AND VALIDITY OF AGREEMENT. ISI has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by ISI and the consummation by ISI of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on behalf of ISI and, to the extent required by applicable law, its shareholders. This Agreement has been duly and validly executed and delivered by ISI and, assuming due authorization, execution and delivery by Quadris, constitutes the legal, valid and binding obligations of ISI enforceable against it in accordance with its terms.

         SECTION 4.2 NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                  4.2.1 NON-CONTRAVENTION. The execution, delivery and performance by ISI of its obligations hereunder and the consummation of the transactions contemplated hereby, will not conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of ISI under any of the terms, conditions or provisions of (a) the Articles of Organization or By-laws of ISI, or (b) subject to the taking of the actions described in Section 4.2.2, any Laws or Orders of any Governmental or Regulatory Authority, applicable to ISI or any of its assets or properties, or
(c) any Contracts to which ISI is a party or by which ISI or any of its assets of properties are bound.

                  4.2.2 APPROVALS AND CONSENTS. Except for filings pursuant to the MGL and the DGCL, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which ISI is a party or by which ISI or any of its assets or properties are bound for the execution and delivery of this Agreement by ISI of its obligations hereunder or the consummation of the transactions contemplated hereby.

         SECTION 4.3 ISI SHARES. The ISI Shares to be delivered to the shareholders of Quadris pursuant to this Agreement have been duly authorized for issuance by all requisite corporate action by ISI, and when delivered as provided herein, will be validly issued and outstanding ISI Shares, fully paid and non-assessable, and will not be subject to preemptive rights of any Person.

                                   ARTICLE V

                          ACTIONS AT CLOSING BY QUADRIS

         SECTION 5.1 CERTIFIED RESOLUTIONS. Quadris shall have delivered to ISI a copy of the resolutions of its Board of Directors and shareholders authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by an officer of Quadris.

                                   ARTICLE VI

                            ACTIONS AT CLOSING BY ISI

         Simultaneously herewith:

         SECTION 6.1 CERTIFIED RESOLUTIONS. ISI shall have delivered to Quadris a copy of the resolutions of the Boards of Directors and shareholders of ISI authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an officer of ISI.

                                  ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 SURVIVAL. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties and agreements of any other party contained in this Agreement or in any Schedule furnished by another party delivered at the Closing by any other party. The respective representations and warranties of Quadris and ISI contained in this Agreement or in any Schedule, or in any certificate delivered at the Closing, shall expire with, and be terminated and extinguished by, the Merger, and thereafter, neither Quadris nor ISI, nor any officer, director or shareholder thereof shall be under any liability with respect to any such representation or warranty or condition or covenant. This
Section 7.1 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         SECTION 7.2 EXPENSES. ISI and Quadris shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsels, financial advisors and accountants.

         SECTION 7.3 "PERSON" DEFINED. "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.

         SECTION 7.4 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 7.5 PUBLIC ANNOUNCEMENTS. ISI and Quadris will consult with each other and Omnicom Group Inc. ("OMNICOM") before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior written consent of the other party and Omnicom which shall not be unreasonably withheld, except as may be required by Law or by obligations pursuant to any listing agreements with any national securities exchange to which Omnicom or ISI is a party.

         SECTION 7.6 PARTIES IN INTEREST. This Agreement and the rights and obligations of the parties hereunder shall not be assignable to any Person without the written consent of all parties.

         SECTION 7.7 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         SECTION 7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         SECTION 7.9 ENTIRE AGREEMENT. This Agreement, including the Schedules, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

         SECTION 7.10 AMENDMENT. This Agreement and the Schedules heretofore delivered may be amended, supplemented or modified by the parties hereto only by an agreement in writing signed on behalf of each of the parties hereto following due authorization at any time.

         SECTION 7.11 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 7.7 and for purposes of
Section 7.6, Omnicom.

         IN WITNESS WHEREOF, ISI and Quadris have each caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized on the day and year first above written.

                                       INTERACTIVE SOLUTIONS INCORPORATED


                                       By: /s/ JERRY NEUMANN
                                           ----------------------------------
                                           Jerry Neumann
                                           Vice President

                                           QUADRIS CONSULTING, INC.


                                           By: /s/ LAWRENCE A. KRAKAUER
                                               ------------------------------
                                               Lawrence A. Krakauer
                                               President

--------------------------------------------------------------------------------
Quadris Consulting Inc.
Schedule of Shareholders
Schedule 23
--------------------------------------------------------------------------------

============================================================================================
                                    SHARES OF QUADRIS           RESULTING SHARES OF
                                    CONSULTING, IN.     INTERACTIVE SOLUTIONS, INC. COMMON
  SHAREHOLDER NAME                    COMMON STOCK                     STOCK
============================================================================================
Lawrence A. Krakauer                   1,485,000                   554,464.10250
Andrew P. Kerr                           500,000                   186,688.25000
Jeffrey S. Richman                       300,000                   112,012.95000
Michael C. Benyo                         125,000                    46,672.06250
John L. Morgan                            50,000                    18,668.82500
Barry Goldberg                             5,000                     1,866.88250
David Janowski                             5,000                     1,866.88250
Jerry Newmark                              5,000                     1,866.88250
Priya Ramanathan                           5,000                     1,866.88250
James B. Ronan                             5,000                     1,866.88250
David J. Seitelman                         5,000                     1,866.88250
Lee Tuttle                                 5,000                     1,866.88250
Ting Tang Wu                               5,000                     1,866.88250
Betsy January                              3,542                     1,322.49956
============================================================================================

TOTAL SHARES                           2,503,542                   934,763.74956

--------------------------------------------------------------------------------
Quadris Consulting Inc.
Schedule of Optionholders
Schedule 24
--------------------------------------------------------------------------------

                               NUMBER OF OPTIONS          RESULTING OPTIONS TO
                             TO PURCHASE SHARES OF         PURCHASE SHARES OF
                           QUADRIS CONSULTING, INC.    INTERACTIVE SOLUTIONS, INC.
     OPTIONHOLDER NAME           COMMON STOCK                 COMMON STOCK
Lawrence A. Krakauer                374,138                   139,694.33696
Jeff Richman                         97,876                    36,544.59831
Matt Kaplan                         155,000                    57,873.35750
Jack Morgan                         116,694                    43,570.79729
Mike Benyo                           15,000                     5,600.64750
Priya Ramanathan                     46,000                    17,175.31900
Dave Seitelman                       40,000                    14,935.06000
Jim Ronan                            30,000                    11,201.29500
Barry Goldberg                       25,000                     9,334.41250
Jerry Newmark                        21,967                     8,201.9658
David Janowski                       22,527                     8,411.05242
Lee Tuttle                           19,626                     7,327.88719
Phil Burnham                         18,096                     6,756.62114
Kristen Byrne                        20,000                     7,467.53000
Ronni Skerker                        17,807                     6,648.71534
Tony DiPesa                          17,751                     6,627.80625
Michele Bokun                        17,742                     6,624.44586
Keith Musselman                      17,517                     6,540.43615
Richard Harris                       18,287                     6,827.93606
Steve Chong                          16,934                     6,322.75765
Pete Brown                           16,027                     5,984.10517
Bob Donoghue                         14,930                     5,574.51115
Alisa Belbusti                       14,634                     5,463.99170
Ting Tang Wu                         13,725                     5,124.59246
Joe Eldridge                         16,000                     5,974.02400
Aman Datta                           15,000                     5,600.64750
Adam Michelson                       12,904                     4,818.05036
Dave Bartle                          12,643                     4,720.59909
Debbie Lam                           12,242                     4,570.87511
Erik Bailey                          12,242                     4,570.87511
Luke Wright                          12,513                     4,672.06014
Frank Hsu                            12,225                     4,564.52771
Rajeev Parlikar                      12,092                     4,514.86864
Cathy Brunsting                      12,627                     4,714.62507
Ashish Jain                          10,679                     3,987.28764
Lakshminar Peri                      11,353                     4,238.94340


                                       16

--------------------------------------------------------------------------------
Quadris Consulting Inc.
Schedule of Optionholders
Schedule 24
--------------------------------------------------------------------------------

                               NUMBER OF OPTIONS          RESULTING OPTIONS TO
                             TO PURCHASE SHARES OF         PURCHASE SHARES OF
                           QUADRIS CONSULTING, INC.    INTERACTIVE SOLUTIONS, INC.
     OPTIONHOLDER NAME           COMMON STOCK                 COMMON STOCK
Alex Skovronek                       12,281                     4,585.43680
James Haas                           11,207                     4,184.43044
Darren Zimmerman                     10,640                     3,972.72596
Marcus Jackson                        7,435                     2,776.05428
Tim Eakins                            6,801                     2,539.33358
Hsin-Lan Wu                           6,370                     2,378.40831
Bimal Patel                           5,740                     2,143.18111
Dan Ward                              6,359                     2,374.30116
David Trinh                           5,720                     2,135.71358
Dilip Tagare                          5,929                     2,213.74927
Allen Goldschmidt                     6,334                     2,364.96675
Qian Ma                               6,331                     2,363.64662
Lawrence Chao                         6,132                     2,289.54470
Kate Meserve                          4,208                     1,571.16831
Jeff Pickering                        3,879                     1,448.32744
Hadi Abedi                            3,528                     1,317.27229
Craig Wilkie                          3,875                     1,446.83394
Farshid Varasteh                      3,714                     1,386.72032
Nikolai Tsankov                       3,710                     1,385.22682
Damnath De Tissera                    3,385                     1,263.87945
Ellen Murphy                          3,000                     1,120.12950
Prasad Bandaru                        2,806                     1,047.69446
Doug Locke                            2,806                     1,047.69446
Kirti Chandratreya                    2,804                     1,046.94771
Yuri Ostrovsky                        2,804                     1,046.94771
Barney Morisette                      2,803                     1,046.57433
Jessica Lau                           2,803                     1,046.57433
Jalpesh Patadia                       2,801                     1,045.82758
Min Zeng                              2,801                     1,045.82758
Chris Robertson                       2,800                     1,045.45420
Terry Sherman                         2,800                     1,045.45420
Shridharan Gopalan                    2,800                     1,045.45420
Partha Seshadri                       2,800                     1,045.45420
LiSing Ou                             2,800                     1,045.45420
Ethan Kelleher                        2,800                     1,045.45420
Barbara Pjura                         2,565                       957.71072
Reeti Punja                           2,509                       936.80164


                                       17

--------------------------------------------------------------------------------
Quadris Consulting Inc.
Schedule of Optionholders
Schedule 24
--------------------------------------------------------------------------------

                               NUMBER OF OPTIONS          RESULTING OPTIONS TO
                             TO PURCHASE SHARES OF         PURCHASE SHARES OF
                           QUADRIS CONSULTING, INC.    INTERACTIVE SOLUTIONS, INC.
     OPTIONHOLDER NAME           COMMON STOCK                 COMMON STOCK
Miranda Barrows                       2,240                       836.36336
Judy Robinson                         1,770                       660.87641
Merilee Schaefer                      1,770                       660.87641
==================================================================================

TOTAL OPTIONS                      1496,458                   558,742.25048

                            QUADRIS MERGER AGREEMENT
                                  SCHEDULE 3.2

         The transactions contemplated by the Merger Agreement will constitute a default under each of the following agreements without the consent of the other party.

         1.       Real Estate Leases

         2.       Equipment Leases

         3.       Customer Contracts

         It is understood that no such consents will be sought or obtained prior to the Closing.


                                       19